Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2009

-- Revenue of $437 million, in-line with expectations; End markets stabilizing

-- GAAP earnings per share of $0.14; Adjusted EPS of $0.30 exceeds guidance

-- Expanded capabilities in Diagnostics and Research Reagents

WALTHAM, Mass.--(BUSINESS WIRE)--October 29, 2009--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the third quarter ended October 4, 2009. The Company reported GAAP earnings per share from continuing operations of $0.14, down from the same period a year ago, primarily due to restructuring charges in the third quarter of 2009 and the benefit of tax audit settlements in the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the Company announced adjusted earnings per share of $0.30, exceeding the Company’s prior guidance of $0.25-$0.27.

Revenue from continuing operations in the third quarter of 2009 was $437.1 million, a decrease of 9% as compared to the same period a year ago. Foreign exchange rates had an unfavorable impact of 2% and acquisitions had a favorable impact of 1%. Organic revenue, which includes the adjustments noted in the attached reconciliation, declined by 8% as compared to the third quarter of 2008. Revenue from continuing operations in the Human Health and Environmental Health segments decreased by 8% and 9%, respectively, as compared to the same period a year ago. As compared to the third quarter of 2008, organic revenue in the Human Health segment declined by 7% and organic revenue in the Environmental Health segment declined by 8%.

GAAP operating profit from continuing operations for the third quarter of 2009 was $26.4 million, as compared to $43.1 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted operating profit was $54.6 million, as compared to $64.2 million in the third quarter of 2008.

GAAP earnings per share from continuing operations for the third quarter of 2009 was $0.14, as compared to $0.35 for the same period in 2008. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted earnings per share was $0.30 as compared to $0.34 in the third quarter of 2008. Operating cash flow from continuing operations was $35.7 million in the third quarter of 2009, as compared to $22.3 million in the third quarter of 2008.

Financial Overview by Reporting Segment

Human Health reported revenue of $180.2 million for the third quarter of 2009. The segment’s GAAP operating profit was $18.9 million, compared to $21.4 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment’s adjusted operating profit was $34.2 million, as compared to $35.9 million in the third quarter of 2008. As a percentage of revenue, the segment’s adjusted operating profit was 19.0%, an increase of approximately 80 basis points as compared to the third quarter of 2008.

During the third quarter of 2009, the Company acquired SYM-BIO LifeScience and Surendra Genetic Labs, which expanded the Company's maternal and newborn diagnostics business while increasing access to advanced health screening in China and India. Additionally, the Company purchased certain assets from GE Healthcare, solidifying its leading position in radiochemical research consumables.

Environmental Health reported revenue of $256.9 million for the third quarter of 2009. The segment’s GAAP operating profit was $15.5 million, compared to $30.5 million for the same period a year ago. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment’s adjusted operating profit was $28.3 million, as compared to $37.1 million in the third quarter of 2008. As a percentage of revenue, the segment’s adjusted operating profit was 11.0%, a decrease of approximately 210 basis points as compared to the third quarter of 2008.

“The organization continues to perform very well through this difficult environment, improving our operational execution, while building a stronger company through introducing innovative new products and expanding our capabilities in key growth areas,” said Robert Friel, Chairman and CEO of PerkinElmer. “Overall we believe our end markets are stabilizing and we are seeing some encouraging signs of sequential improvement.”

Financial Guidance

For the full year 2009, the Company forecasts GAAP earnings per share from continuing operations in the range of $0.77 to $0.80 and, on a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted earnings per share from continuing operations in the range of $1.23 to $1.26.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on October 29, 2009 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 597-5376 prior to the scheduled conference call time and provide the access code 82595541. A replay of this conference call will be available approximately two hours after the call. The replay phone number is (617) 801-6888 and the code number is 33651295.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products decline or do not grow as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products may expose us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; (21) reduction or elimination of dividends on our common stock; and (22) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2 billion in 2008, has around 8,500 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 4, 2009	September 28, 2008	October 4, 2009	September 28, 2008

Sales	$437,065	$478,747	$1,303,214	$1,442,432

Cost of sales	249,495	273,124	740,216	829,665
Research and development expenses	27,336	26,192	78,877	82,963
Selling, general and administrative expenses	121,431	129,800	373,807	402,384
Restructuring and lease charges, net	12,383	6,495	20,206	6,190

Operating income from continuing operations	26,420	43,136	90,108	121,230

Interest income	(124)	(1,064)	(777)	(3,249)
Interest expense	4,147	6,371	12,964	18,435
Gains on dispositions of investments, net	-	-	-	(1,158)
Other expense, net	798	742	1,652	2,280

Income from continuing operations before income taxes	21,599	37,087	76,269	104,922

Provision for (benefit from) income taxes	5,578	(4,596)	22,232	12,908

Net income from continuing operations	16,021	41,683	54,037	92,014

(Loss) income from discontinued operations, net of income taxes	(864)	2,075	(4,828)	2,747
(Loss) gain on disposition of discontinued operations, net of income taxes	(1,568)	8,144	(3,556)	985

Net income	$13,589	$51,902	$45,653	$95,746

Diluted earnings (loss) per share:
Continuing operations	$0.14	$0.35	$0.46	$0.77

(Loss) income from discontinued operations, net of income taxes	(0.01)	0.02	(0.04)	0.02
(Loss) gain on disposition of discontinued operations, net of income taxes	(0.01)	0.07	(0.03)	0.01

Net income	$0.12	$0.43	$0.39	$0.80

Weighted average diluted shares of common stock outstanding	116,641	119,609	116,487	119,029

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP diluted EPS from continuing operations	$0.14	$0.35
Amortization of intangible assets, net of income taxes	0.08	0.08
Purchase accounting adjustments, net of income taxes	0.01	0.00
Tax benefit from audit settlements	-	(0.12)
Restructuring and lease charges, net of income taxes	0.07	0.04
Adjusted EPS	$0.30	$0.34

PerkinElmer, Inc. and Subsidiaries
SALES AND OPERATING PROFIT (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands)		October 4, 2009	September 28, 2008	October 4, 2009	September 28, 2008

Human Health	Sales	$180,197	$196,697	$542,311	$580,699
	OP$ reported	18,890	21,392	55,646	52,854
	OP% reported	10.5%	10.9%	10.3%	9.1%
	Amortization of intangible assets	9,958	10,311	29,964	30,718
	Purchase accounting adjustments	967	482	2,050	2,771
	Restructuring and lease charges, net	4,411	3,682	9,185	3,721
	OP$ adjusted	34,226	35,867	96,845	90,064
	OP% adjusted	19.0%	18.2%	17.9%	15.5%

Environmental Health	Sales	256,868	282,050	760,903	861,733
	OP$ reported	15,505	30,512	58,622	98,468
	OP% reported	6.0%	10.8%	7.7%	11.4%
	Amortization of intangible assets	4,628	3,760	12,046	11,295
	Purchase accounting adjustments	199	-	795	-
	Restructuring and lease charges, net	7,972	2,813	11,021	2,469
	OP$ adjusted	28,304	37,085	82,484	112,232
	OP% adjusted	11.0%	13.1%	10.8%	13.0%

Corporate	OP$ reported	(7,975)	(8,768)	(24,160)	(30,092)

Continuing Operations	Sales	$437,065	$478,747	$1,303,214	$1,442,432
	OP$ reported	26,420	43,136	90,108	121,230
	OP% reported	6.0%	9.0%	6.9%	8.4%
	Amortization of intangible assets	14,586	14,071	42,010	42,013
	Purchase accounting adjustments	1,166	482	2,845	2,771
	Restructuring and lease charges, net	12,383	6,495	20,206	6,190
	OP$ adjusted	$54,555	$64,184	$155,169	$172,204
	OP% adjusted	12.5%	13.4%	11.9%	11.9%

SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	October 4, 2009	December 28, 2008

Current assets:
Cash and cash equivalents	$150,586	$179,110
Accounts receivable, net	348,399	327,636
Inventories, net	224,427	197,967
Other current assets	110,489	111,087
Current assets of discontinued operations	17,363	14,947
Total current assets	851,264	830,747

Property, plant and equipment, net:
At cost	608,858	570,257
Accumulated depreciation	(397,503)	(365,843)
Property, plant and equipment, net	211,355	204,414
Marketable securities and investments	2,190	3,459
Intangible assets, net	474,614	452,473
Goodwill	1,473,547	1,396,292
Other assets, net	41,370	38,760
Long-term assets of discontinued operations	4,446	5,622
Total assets	$3,058,786	$2,931,767

Current liabilities:
Short-term debt	$146	$40
Accounts payable	158,957	169,447
Accrued restructuring and integration costs	17,585	5,904
Accrued expenses	318,952	323,815
Current liabilities of discontinued operations	17,288	17,036
Total current liabilities	512,928	516,242

Long-term debt	576,734	509,040
Long-term liabilities	364,267	335,354
Long-term liabilities of discontinued operations	3,099	3,188
Total liabilities	1,457,028	1,363,824

Commitments and contingencies

Total stockholders' equity	1,601,758	1,567,943
Total liabilities and stockholders' equity	$3,058,786	$2,931,767

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 4, 2009	September 28, 2008	October 4, 2009	September 28, 2008
(In thousands)

Operating activities:
Net income	$13,589	$51,902	$45,653	$95,746
Add: loss (income) from discontinued operations, net of income taxes	864	(2,075)	4,828	(2,747)
Add: loss (gain) on disposition of discontinued operations, net of income taxes	1,568	(8,144)	3,556	(985)
Net income from continuing operations	16,021	41,683	54,037	92,014
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	2,641	5,399	10,806	13,671
Restructuring and lease charges, net	12,383	6,495	20,206	6,190
Amortization of deferred debt issuance costs	635	634	1,905	1,431
Depreciation and amortization	23,196	22,517	67,075	66,433
Amortization of acquired inventory revaluation	285	-	500	-
Gains on dispositions, net	-	-	-	(1,158)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,973)	(14,097)	(11,733)	(6,898)
Inventories, net	(2,210)	(4,352)	(16,326)	(16,113)
Accounts payable	2,180	(7,453)	(12,543)	(1,136)
Accrued expenses and other	(10,504)	(28,550)	(20,063)	(35,412)
Net cash provided by operating activities of continuing operations	35,654	22,276	93,864	119,022
Net cash (used in) provided by operating activities of discontinued operations	(1,252)	10,131	(8,242)	8,247
Net cash provided by operating activities	34,402	32,407	85,622	127,269

Investing activities:
Capital expenditures	(7,792)	(13,726)	(20,839)	(31,622)
Changes in restricted cash balances	-	334	1,412	334
Payments for business development activity	-	(12)	-	(160)
Proceeds from disposition of investments, net	-	-	-	1,158
Payments for acquisitions and investments, net of cash and cash equivalents acquired	(73,468)	(894)	(122,690)	(87,252)
Net cash used in investing activities of continuing operations	(81,260)	(14,298)	(142,117)	(117,542)
Net cash used in investing activities of discontinued operations	(840)	(291)	(1,015)	(1,864)
Net cash used in investing activities	(82,100)	(14,589)	(143,132)	(119,406)

Financing Activities:
Payments on debt	(92,000)	(21,000)	(277,611)	(531,500)
Proceeds from borrowings	142,500	44,000	339,500	409,500
Proceeds from the sale of senior subordinated debt	-	-	-	150,000
Payments of debt issuance costs	-	(128)	(7)	(1,969)
Settlement of cash flow hedges	-	-	-	(11,702)
Proceeds from (payments on) other credit facilities	2	(12)	(79)	(511)
Tax benefit from exercise of common stock options	5	251	30	359
Proceeds from issuance of common stock under stock plans	183	25,067	2,262	43,435
Purchases of common stock	(32)	(56,731)	(14,619)	(57,139)
Dividends paid	(8,170)	(8,318)	(24,528)	(24,805)
Net cash provided by (used in) financing activities	42,488	(16,871)	24,948	(24,332)

Effect of exchange rate changes on cash and cash equivalents	4,457	(5,590)	4,038	1,929

Net decrease in cash and cash equivalents	(753)	(4,643)	(28,524)	(14,540)
Cash and cash equivalents at beginning of period	151,339	193,451	179,110	203,348
Cash and cash equivalents at end of period	$150,586	$188,808	$150,586	$188,808

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	PKI
	Three Months Ended
	September 09		September 08
Adjusted gross margin:
GAAP gross margin	$187.6	42.9%	$205.6	43.0%
Amortization of intangible assets	9.5	2.2%	9.5	2.0%
Purchase accounting adjustments	0.5	0.1%	0.5	0.1%
Adjusted gross margin	$197.5	45.2%	$215.6	45.0%

Adjusted SG&A:
GAAP SG&A	$121.4	27.8%	$129.8	27.1%
Amortization of intangible assets	(4.5)	-1.0%	(4.1)	-0.9%
Purchase accounting adjustments	(0.7)	-0.2%	-	0.0%
Adjusted SG&A	$116.2	26.6%	$125.7	26.3%

Adjusted R&D:
GAAP R&D	$27.3	6.3%	$26.2	5.5%
Amortization of intangible assets	(0.5)	-0.1%	(0.5)	-0.1%
Adjusted R&D	$26.8	6.1%	$25.7	5.4%

Adjusted operating profit:
GAAP operating profit	$26.4	6.0%	$43.1	9.0%
Amortization of intangible assets	14.6	3.3%	14.1	2.9%
Purchase accounting adjustments	1.2	0.3%	0.5	0.1%
Restructuring and lease charges, net	12.4	2.8%	6.5	1.4%
Adjusted operating profit	$54.6	12.5%	$64.2	13.4%

	PKI
	Three Months Ended
	September 09		September 08
Adjusted EPS:
GAAP EPS	$0.12		$0.43
Discontinued operations	(0.02)		0.09
GAAP EPS from continuing operations	$0.14		$0.35
Amortization of intangible assets, net of income taxes	0.08		0.08
Purchase accounting adjustments, net of income taxes	0.01		0.00
Tax benefit from audit settlements	-		(0.12)
Restructuring and lease charges, net of income taxes	0.07		0.04
Adjusted EPS	$0.30		$0.34

	PKI

	FY 09		FY 08

Adjusted EPS:	Projected
GAAP EPS	$0.70 - $0.73		$1.07
Discontinued operations	(0.07)		0.01
GAAP EPS from continuing operations	$0.77 - $0.80		$1.06
Amortization of intangible assets, net of income taxes	0.32		0.30
Discontinuance of interest rate contract related to acquisition financing, net of income taxes	-		0.09
Purchase accounting adjustments, net of income taxes	0.02		0.02
Tax benefit from audit settlements	-		(0.12)
Restructuring and lease charges, net of income taxes	0.12		0.04
Adjusted EPS	$1.23 - $1.26		$1.39

	Human Health
	Three Months Ended
	September 09		September 08
Adjusted operating profit:
GAAP operating profit	$18.9	10.5%	$21.4	10.9%
Amortization of intangible assets	10.0	5.5%	10.3	5.2%
Purchase accounting adjustments	1.0	0.5%	0.5	0.2%
Restructuring and lease charges, net	4.4	2.4%	3.7	1.9%
Adjusted operating profit	$34.2	19.0%	$35.9	18.2%

	Environmental Health
	Three Months Ended
	September 09		September 08
Adjusted operating profit:
GAAP operating profit	$15.5	6.0%	$30.5	10.8%
Amortization of intangible assets	4.6	1.8%	3.8	1.3%
Purchase accounting adjustments	0.2	0.1%	-	0.0%
Restructuring and lease charges, net	8.0	3.1%	2.8	1.0%
Adjusted operating profit	$28.3	11.0%	$37.1	13.1%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Q309
Organic revenue growth:
Reported revenue growth	-9%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions	1%
Organic revenue growth	-8%

Human Health
Q309
Organic revenue growth:
Reported revenue growth	-8%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions	1%
Organic revenue growth	-7%

Environmental Health
Q309
Organic revenue growth:
Reported revenue growth	-9%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions	1%
Organic revenue growth	-8%

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term performance trends and to assess our ability to invest in the business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, and inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in the acquisition of ViaCell, Inc., or ViaCell, that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in the business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions charges also do not represent what our management and what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (SG&A) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, and contingent consideration and other costs related to business acquisitions. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets and contingent consideration and other costs related to business acquisitions from these measures because intangibles amortization charges and contingent consideration and other costs related to business acquisitions do not represent what our management and what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure.

Adjusted Research and Development (R&D) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Profit and Adjusted Operating Profit Margin

We use the term “adjusted operating profit” to refer to GAAP operating profit, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, contingent consideration and other costs related to business acquisitions, and restructuring and lease charges, and including estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules. Adjusted operating profit is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, and restructuring and lease charges from adjusted gross margin. We use the related term “adjusted operating profit margin” to refer to adjusted operating profit as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating profit also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating profit to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and lease charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

Adjusted Earnings per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, contingent consideration and other costs related to business acquisitions, restructuring and lease charges, and income from significant tax audit settlements, and including estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized due to business combination accounting rules. Adjusted earnings per share is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, restructuring and lease charges, other income/expense and provision for taxes from adjusted gross margin. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, contingent consideration and other costs related to business acquisitions, restructuring and lease charges and income from significant tax audit settlements, as these items do not represent what our management and what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired in the ViaCell acquisition that will not be fully recognized because our GAAP revenue for the periods subsequent to our acquisition do not reflect the full amount of storage revenue on these contracts that would have otherwise been recorded by ViaCell. The non-GAAP adjustment is intended to reflect the full amount of such revenue. Our management and we believe our investors will use this adjustment as a measure of the ongoing performance of the ViaCell business because customers have historically renewed these contracts, although there can be no assurance that customers will do so in the future.

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The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
David C. Francisco, 781-663-5677
dave.francisco@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com
or
Additional Media Contact:
Porter Novelli
Kate Weiss, 617-897-8255
kweiss@pnlifesciences.com